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                                                                   EXHIBIT 10.79

                                    EXECUTIVE

                              EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") made as of the 1st day of January, 2000, between RailAmerica, Inc., a Delaware corporation (the "Company"), having an office at Boca Raton, Florida, and Gary O. Marino ("Executive").

         WHEREAS, the Company believes it is in the best interests of the Company and its subsidiaries and affiliates (collectively, the "Consolidated Group") to employ Executive, and Executive desires to be employed by the Company; and

         WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has approved of the terms of this Agreement as of the date set forth above; and

         WHEREAS, the Company and Executive desire to set forth the terms and conditions on which Executive shall be employed by the Company and provide his services to the Consolidated Group.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

         2. TERM. Unless sooner terminated pursuant to the provisions of this Agreement, the initial term of employment under this Agreement shall be for a period commencing as of January 1, 2000 and ending December 31, 2002 (the "Employment Period"). The Employment Period shall be extended automatically for one (1) year periods after the initial term under this Agreement and the end of each one-year period thereafter, so that there shall be successive one-year terms of employment under this Agreement commencing on January 1, 2003, unless the Company or Executive gives written notice of non-extension to the other party not less than one hundred eighty (180) days prior to the end of the Employment Period. References herein to the "Employment Period" shall refer to both such initial term and each such successive term.

         3. BASE SALARY. Executive shall be entitled to receive a base salary from the Company during the Employment Period (the "Base Salary") at the rate of Four Hundred and Fifty Thousand Dollars ($450,000.00) per annum. In the event of the merger of RailAmerica and RailTex and on the date of the merger, the Base Salary shall become Five Hundred and Fifty Thousand Dollars ($550,000.00) per annum, retroactive to January 1, 2000. The Base Salary shall be payable in accordance with the current normal payroll policies of the Company, which policies may be changed by the Company from time to time in its sole discretion, and shall be subject to all appropriate withholding taxes. Effective each January 1 during the Employment Period, commencing with January 1, 2001, the Base Salary shall be increased by such percentage as corresponds to any annual percentage increase in the consumer price index reported in "U.S. City Average:
All items, "under the table entitled "Consumer Price Index for All Urban Consumers" (1967 equals 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics (the "Index"), calculated by multiplying the Base Salary for the immediately preceding year by a fraction, the numerator of which is the Index number for October 1 of the next preceding year. In addition to any annual increases in the Base Salary as a result of changes in the Index, the Base Salary shall be subject to annual reviews and upward adjustments, effective each January 1 during the Employment Period, commencing with January 1, 2001, in the sole discretion of the Committee. The Committee shall meet and determine the upward adjustment, if any, to the Base Salary no later than the December 15 immediately preceding each January 1 during the Employment Period. An adjustment to the Base Salary shall not be deemed a modification, amendment or waiver of this Agreement except as the term "Base Salary" is used in this Agreement; all other provisions of this Agreement shall, in that case, remain in full force and effect.

         4. GENERAL BONUSES. Executive shall participate, with respect to each full fiscal year during the Employment Period, beginning with the fiscal year ending December 31, 2000, in the Company's Corporate Senior Executive Bonus


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Plan, which shall remain in effect during the entire Employment Period, subject to such amendments, modifications, supplements or other changes as shall be determined at any time, or from time to time, by the Committee.

         5. OPTION GRANTS. Upon execution of this Agreement, the Company shall grant to Executive options to purchase five hundred thousand (500,000) shares of Common Stock, exercisable at $9.00 per share in three equal increments on January 1, 2000, January 1, 2001, and January 1, 2002. The options shall have a term of ten (10) years and such additional terms and conditions as set forth in an option agreement between the Company and Executive in the form attached hereto as Exhibit "A" (the "Stock Option Agreement"). Executive agrees to execute such documentation and make such representations and acknowledgements as may be reasonably necessary to permit the issuance and purchase of the shares in compliance with federal and state securities laws and requirements of the Nasdaq National Market.

         6. OTHER BONUS OR INCENTIVE PAYMENTS. Executive shall, at all times during the Employment Period, be eligible to receive, in addition to the Base Salary, bonuses and other benefits provided for hereunder, additional bonuses, stock options or grants, stock appreciation rights or other incentive payments to be determined as to the amount and time of payment by the Committee.

         7. BENEFITS.

                  (a) VACATION. For each twelve-month period from January 1 to December 31 during the Employment Period, Executive shall be entitled to five
(5) weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as Executive may select and the affairs of the Consolidated Group may permit. Vacation may be carried over from year-to-year, if the affairs of the Consolidated Group do not permit it to be taken. Vacation entitlement unused at the end of the Employment Period shall expire.

                  (b) EXECUTIVE BENEFIT PROGRAMS. Without limiting the compensation or other benefits to which Executive may be entitled pursuant to any other provision of this Agreement, during the Employment Period Executive shall be entitled to participate in any pension, retirement, insurance or other employee benefit plan that is maintained at that time by the Company for its employees generally, including, without limitation, programs of life, disability, basic medical and dental and supplemental medical and dental insurance. Executive shall be entitled to the benefits under this Section on terms as favorable as those granted to other employees of the Consolidated Group. Notwithstanding the foregoing, during the Employment Period Executive shall at all times be entitled to the following minimum benefits:

                           (i) Medical and dental insurance for himself and his
family, including supplemental coverage for any co-payments and deductibles; provided, however, that the annual premiums, fees and other costs paid by the Company for such insurance for Executive and his family shall not exceed Ten Thousand Dollars ($10,000.00);

                           (ii) Long-term disability insurance for himself;
provide, however, that the annual premiums, fees and other costs paid by the Company for such insurance for Executive shall not exceed Ten Thousand Five Hundred Dollars ($10,500.00), it being the intent of the parties that Executive's long-term disability benefits approximate sixty-seven percent (67%) of the then-current Base Salary at all times during the Employment Period if such long-term disability insurance in such amount is then reasonably available for an annual premium, fees and other costs paid by the Company not to exceed Ten Thousand Five Hundred Dollars ($10,500.00).

                           (iii) Term Life insurance on the life of Executive in
the benefit amount of One Million Dollars ($1,000,000.00), with the beneficiaries thereof designated by Executive;

                           (iv) Directors' and Officers' Liability Insurance, if
reasonably available, provided that the terms and amounts of such insurance shall be subject to approval by the Board;

                           (v) Indemnification by the Company to the fullest
extent permitted by law;



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                           (vi) Advancement or reimbursement of funds for all
reasonable travel, entertainment and miscellaneous expenses incurred by Executive in connection with the performance of his duties under this Agreement; provided, however, that Executive properly accounts for such expenses to the Company in accordance with the Company's practices; and

                           (vii) An automobile allowance of One Thousand Dollars
($1,000.00) per month.

         8. DUTIES. During the Employment Period:

                  (a) Executive agrees to serve as Chief Executive Officer of the Company, and to serve in such other positions with the Company and the other members of the Consolidated Group with such other titles as the Board may from time to time determine. Executive shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Consolidated Group as may from time to time be vested in or requested by the Board and shall use his best efforts to improve and extend the businesses of the Consolidated Group. Executive shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board.

                  (b) Executive shall devote all of his business and professional time, energy and skill to the service of the Consolidated Group and the promotion of its interests and shall use his best efforts in the performance of his duties hereunder. Subject to the restrictions of Section 12, Executive may, however, devote an appropriate amount of time to directorships in other profit and non-profit corporations, participation in professional organizations, management of purely passive personal and family investments (including, without limitation, in the capacity of a trustee, executor or guardian for family members) and participation in community, civic and charitable activities; provided, however, that these matters and the amount of time devoted to them shall not conflict with or impair Executive's performance of his duties to the Consolidated Group in any material way and shall not in the aggregate, on average, involve more than five (5) hours of Executive's time per week. Executive agrees to abide by all By-laws, rules and regulations established from time to time by the Company, a majority of its shareholders and/or the Board; and all commissions, fees or other income earned and received by Executive, in furtherance of the business of the Consolidated Group, from any person other than the Company shall be accepted by Executive for the amount of the Company.

         9. CONFIDENTIALITY. In the course of Executive's relationship with the Consolidated Group, some or all of the members of the Consolidated Group have disclosed or made known, or may disclose or make known, to Executive, and Executive has been or may be given access to or may become acquainted with, certain information, trade secrets or both, relating to or useful in one or more of the businesses of the Consolidated Group (collectively "Information"), and which the Company considers proprietary and desires to maintain confidential.

         As a material inducement to the Company to enter into this Agreement, Executive covenants and agrees that, during the Employment Period and at all times thereafter, Executive shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, except to or for the benefit of the Consolidated Group or as directed by the Board, any of the Information which he may have acquired in the course of or as an incident to his relationship with any member of the Consolidated Group, including, without limitation, pursuant to his employment hereunder, the parties agreeing that such Information affects the successful and effective conduct of the businesses of the Consolidated Group and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement. All equipment, documents, memoranda, reports, records, computer software, disks, tapes, other means of electronic data storage, files, materials, samples, books, correspondence, lists, other written and graphic records and the like (collectively, the "Materials"), affecting or relating to one or more of the businesses of the Consolidated Group, which Executive shall prepare, use, construct, observe, possess or control shall be and remain the sole property of the Consolidated Group and/or in its exclusive custody and control, and must not be removed from the premises of a member of the Consolidated Group or given to any person or entity except for the benefit of the Consolidated Group or as directed by the Board. Promptly upon termination of the Employment Period for any reason, the Materials, Information and all copies thereof in the custody or control of Executive shall be delivered promptly to the Company.


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         10. CHANGE IN CONTROL.

         A separate Change in Control Severance Agreement shall be entered into between Executive and the Company, the terms of which shall be at least as beneficial to Executive as those offered to all other Executives of the Company. Until that Agreement is executed by Executive and the Company, the Change in Control provisions contained in the Executive Employment Agreement between Executive and the Company immediately preceding this Agreement (effective on 1 January 1998) shall govern.

         11. TERMINATION OF EMPLOYMENT PERIOD.

                  (a) TERMINATION FOR JUDICIALLY-DETERMINED CAUSE. The Board may terminate the Employment Period pursuant to the terms of this Section 11(a) FOR CAUSE at the time by giving written notice to Executive. Such termination shall become effective upon the giving of such notice, except that termination based upon Section 11(a)(iv) below shall not become effective unless Executive shall fail to correct such breach within thirty (30) days after receipt of written notice thereof as provided in the preceding sentence. Upon any such termination FOR CAUSE, Executive shall have no right to the Base Salary, bonuses or other payments under Sections 3, 4, 5 or 6, or to participate in any employee benefit programs under Section 7, as of the effective date of termination. For purposes of this Section 11(a), "cause" shall mean: (i) Executive is convicted of a felony; (ii) a judicial determination is made that Executive, in carrying out his duties hereunder, has exhibited willful gross negligence or willful gross misconduct resulting, in either case, in material harm to any member of the Consolidated Group; (iii) Executive is convicted of misappropriating Consolidated Group assets or convicted of otherwise defrauding the Consolidated Group; or (iv) a judicial determination is made that Executive has materially breached any provision of Section 8, 9, or 12 resulting in material harm to any member of the Consolidated Group.

                  (b)  OTHER "FOR CAUSE" TERMINATION.

                           (i) The Board may terminate the Employment Period
pursuant to the terms of this Section 11(b) FOR CAUSE if, as a result of Executive's willful personal dishonesty, gross misconduct, breach of fiduciary duty involving personal profit, gross negligence or failure to perform his duties as set forth in Section 8, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of this Agreement, there is material harm to any member of the Consolidated Group. For purposes of this Section 11(b), no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Consolidated Group; provided, however, that any act or omission to act on Executive's part in reliance upon an opinion of counsel to the Company or at the direction of the Board shall not be deemed to be willful. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated FOR CAUSE under this Section11(b) unless and until there shall have been delivered to him a copy of a certification by the Board finding, after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard by the Board, that, in the good faith opinion of the Board, Executive was guilty of conduct which is deemed to be CAUSE within the meaning of this Section 11(b)(i) and specifying the particulars thereof in detail. In the event that the Board delivers such a certification of termination to Executive under Section 11(b)(i), and Executive does not elect to challenge such termination in accordance with Section 11(b)(ii), the Employment Period shall terminate twenty-one (21) days after Executive receives such certification.

                           (ii) Executive may elect to challenge any termination
FOR CAUSE by the Company of the Employment Period under Section 11(b)(i) by providing written notice of such election to the Company within twenty-one (21) days after Executive receives the certification of termination. Any such challenge shall be first determined by arbitration to be conducted in Palm Beach County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator(s) (the


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"Arbitration Decision") may be appealed by Executive as set forth below. In the event Executive challenges his termination FOR CAUSE, pending the Arbitration Decision Executive shall continue to be paid the Base Salary under Section 3, continue to be paid any bonuses under Sections 4 or 6, and continue to participate in any employee benefit programs under Section 7 that were being paid or provided immediately prior to the Board's certification of termination, but Executive shall not be required to perform any duties pursuant to Section 8 or to otherwise report for work to the Company. If the Arbitration Decision determines that Executive was properly terminated FOR CAUSE, Executive shall, subject to his rights upon a successful judicial appeal of the Arbitration Decision as set forth below, have no further rights from the date of such Arbitration Decision to Base Salary, to any bonuses under Section 4 or 6, or to participate in any employee benefit programs under Section 7, and the Employment Period shall be considered to have terminated for purposes of the non-compete and non-solicit provisions of Section 12 as of the date of the Arbitration Decision. If the Arbitration Decision determines that Executive was properly terminated FOR CAUSE, and Executive does not appeal the Arbitration Decision to a court having jurisdiction thereof within thirty (30) days after the date of the Arbitration Decision, then the Arbitration Decision shall be considered final and binding on the parties. If (A) the Arbitration Decision determines that Executive was improperly terminated FOR CAUSE, or (B) the Arbitration Decision determines that Executive was properly terminated FOR CAUSE, Executive appeals the Arbitration Decision to a court having jurisdiction thereof within the thirty-day period and Executive successfully demonstrates to the court or to the final reviewing court on further appeal that he was improperly terminated FOR CAUSE, then in either such case the Employment Period shall be deemed to have been terminated WITHOUT CAUSE under Section 11(e)(i) as of the date on which Executive received the certification of termination, and Executive shall be entitled to the remedies provided pursuant to that Section and shall not thereafter be subject to the non-compete and non-solicit provisions of Section 12.

                  (c) DEATH OR DISABILITY. The Employment Period shall terminate upon the death or disability of Executive. For purposes of this Section 11(c), "disability" shall mean that, for a period of six (6) months in any twelve-month period, Executive is incapable of substantially fulfilling the duties set forth in Section 8 because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Board and Executive. Upon any such termination for death or disability, the Company shall pay Executive or his legal representative, as the case may be, the Base Salary under Section 3 through the date of such termination of the Employment Period, plus any bonus earned but not yet paid under the Corporate Senior Executive Bonus Plan, any bonus not yet earned or earned but not yet paid under Section 4, any other bonus or incentive payments earned but not yet paid under any other bonus or incentive plan under Section 6 and any benefits under Section 7 which have accrued through such date. In addition, in the case of termination for disability, the Company shall continue to pay Executive or his legal representative, as the case may be, the Base Salary under Section 3 until Executive begins to receive payments under the long-term disability policy paid for by the Company pursuant to Section 7(b)
(ii); provided, however, that, in no event, shall the Company continue to pay the Base Salary for more than ninety (90) days after the date of such termination for disability. Lastly, for a period of eighteen (18) months after the date of termination for death or disability, the Company shall continue to provide medical and dental insurance coverage to Executive and his family in the form or forms provided under Section 7(b) immediately prior to the date of such termination.

                  (d) VOLUNTARY TERMINATION. Executive may, on not less than one hundred eighty (180) prior written notice to the Company specifically setting forth the effective date thereof, terminate the Employment Period prior to the end of the initial term or any successive term of the Employment Period under
Section 2. Upon any such termination, the Company shall pay Executive the Base Salary under Section 3 Through the effective date of such termination of the Employment Period, plus any bonus earned but not yet paid under the Corporate Senior Executive Bonus Plan, any other bonus or incentive payments earned but not yet paid under any other bonus or incentive plan under Section 6 and any benefits under Section 7 which have accrued through such date.

                  (e)  TERMINATION WITHOUT CAUSE.

                           (i) Prior to a Change in Control, if the Employment
Period is terminated by the Company other than pursuant to Section 11(a), 11(b) or 11(c), the Company shall be in breach of this Agreement, and, in lieu of any other damages or recoveries, the Executive shall be entitled to continue to receive the Base Salary under Section 3 and benefits under Section 7 for the remainder of the then-current initial or successive term of the Employment Period, as the case may be, except that in no case will the amount received by Executive be less than six months of Base Salary and benefits, payable in accordance with the normal payroll and benefit program policies of the Company. In addition, Executive shall be deemed to have been employed by the Company at all times during such term of the Employment Period for purposes of determining his entitlement to a bonus under the Corporate Senior Executive Bonus Plan, for purposes of determining his entitlement to any other bonus or incentive payments under Section 5 and Section 6 and for purposes of his options under Section 5. Notwithstanding the foregoing, in the event that such Company termination occurs within less than one-hundred eighty (180) days before the expiration of the then-current initial or successive term of the Employment Period, the references to the then-current initial or successive term of the Employment Period in the first two sentences of this Section 11(e)(i) shall be read as referring also to the next-succeeding successive term of the Employment Period following such termination.



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                           (ii) Subsequent to a Change in Control, and until the
separate Change in Control Severance Agreement mentioned in Paragraph 10 is entered into between Company and Executive, if (A) the Employment Period is terminated by the Company other than pursuant to Section 11(a), 11(b) or 11(c), or (B) there shall have occurred material reduction in Executive's compensation or employment-related benefits, a change in Executive's compensation or employment-related benefits, a change in Executive's status as Chief Executive Officer of the Company, working conditions or management responsibilities or a material change in the business objectives or investment policies of the Company, and Executive voluntarily elects to immediately terminate the Employment Period by giving notice of termination within sixty (60) days after any such occurrence, or the last in a series of such occurrences, then in either such case Executive shall be entitled to receive, in lieu of the Base Salary, bonuses and other payments and benefits under this Agreement, and subject to the provisions of subparagraph (y) below, a lump-sum payment in cash equal to three hundred percent (300%) of Executive's "base period income" as determined under subparagraph (x) below. Such amount shall be paid to Executive within fifteen
(15) days after the date of termination of the Employment Period.

                           (iii) Executive's "base period income" shall be the
Base Salary paid, bonuses paid or payable and any other compensation paid to him with respect to the last full fiscal year preceding the date of termination.

                           (iv) Any amounts payable to Executive upon or as a
result of a Change in Control that would be considered an "excess parachute payment" under Internal Revenue Code ss.280G, and regulations thereunder, shall be reduced to the extent necessary so that such amounts do not exceed two hundred ninety-nine percent (299%) of Executive's "base amount" (as computed in accordance with Internal Revenue Code provisions and regulations) for determining whether Executive has received an "excess parachute payment."

         12. NON-COMPETITION AND NON-SOLICITATION.

                  (a) GENERAL. Executive acknowledges that he has performed services or will perform services hereunder, and will acquire Information and access to Materials, that will directly affect the businesses of the Consolidate Group. Accordingly, the parties deem it necessary to provide protective non-competition and non-solicitation provisions in this Agreement.

                  (b) NON-COMPETE AND NON-SOLICIT. Executive agrees with the Company that, during the term set forth in Section 12(c), without the prior written consent of the Board:

                           (i) Executive shall not, directly or indirectly,
perform any services or duties in any capacity, whether as a consultant, independent contractor agent, director, officer, manager, supervisor or employee, for any person or entity engaged in any business in the United States that was engaged in by any member of the Consolidate Group at any time during the Employment Period; provided, however, that, for purposes of this Section 12(b)(i), (A) in no event shall a purely passive personal or family investment of less than five percent (5%) of the equity of any entity, without more, be construed as the performance of duties or services for such entity; (B) a business which is first engaged in by the Consolidated Group after the execution of this Agreement shall be considered to be a business that was engaged in during the Employment Period by the Consolidated Group only if and to the extent that Executive agrees in writing at the time of the Consolidated Group's commencement or acquisition of such business that it will be so considered; and
(C) after the termination of the Employment Period, Executive may become involved with a short-line freight railroad, if such railroad does not operate track within fifty (50) miles of track operated by any member of the Consolidated Group.

                           (ii) Executive shall not employ or attempt to employ
or assist in employing, any employees of any member of the Consolidated Group (whether or not such employment is full-time or part-time or pursuant to a written contract), other than his personal secretary, for the purpose of having such employee perform services for another person or entity within the United States.

                  (c) TERM. The covenants of Executive set forth in Section 12(b) shall apply at all times (i) during the Employment Period, including any period for which Executive is receiving the Base Salary and benefits pending an Arbitration Decision pursuant in Section 11(b), and (ii), in the event of



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termination of the Employment Period pursuant to Section 11(a), 11(b) or 11(d), or an election by Executive not to extend the Employment period pursuant to
Section 2, for a period to twelve (12) months after termination of the Employment Period.

         13. INJUNCTIVE RELIEF. The covenants of Executive set forth in Sections 9 and 12 are separate and independent covenants, for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by Executive, and which have been made by Executive to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by the Company in any court of competent jurisdiction, and each shall form the basis of injunctive relief and damages, including expenses of litigation (including, without limitation, reasonable attorneys' fees upon trial and appeal), suffered by the Company arising out of any breach of any of the aforesaid covenants by Executive. The covenants of Executive set forth in Sections 9 and 12 are cumulative to each other and to all other covenants of Executive in favor of the Company contained in this Agreement. Should any covenant, term or condition in Section 9 or 12 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of Section 9 and 12 so that it shall be enforceable as modified.

         14. ENTIRE AGREEMENT. This Agreement, the Stock Option Agreement and the other documents, plans and instruments contemplated herein represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations, if any, made by and between such parties.

         15. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         16. ASSIGNMENTS. Executive shall not assign his rights and/or obligations hereunder. The Company may assign its rights and/or obligations hereunder to any person or entity which purchases all or substantially all of the assets of the Consolidated Group, subject to Executive's termination rights under Section 11(e)(ii).

         17. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

         18. NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:


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

If to Executive:                                             With a copy to:


Gary O. Marino                                               Naason, Gildan, Yeager, Gerson & White, P.A.
3735 Devon Court South                                       United National Bank Tower
Boca Raton, Florida 33496                                    1645 Palm Beach Lakes Boulevard
                                                             Suite 1200
                                                             West Palm Beach, Florida 33401
         and                                                 Attention: Domenick R. Licoce, Esq.


5100 Broken Sound Blvd., N.W.
Boca Raton, Florida 33487

If to the Company:                                           With a copy to:


RailAmerica, Inc.                                            RailAmerica, Inc.
5100 Broken Sound Blvd., N.W.                                5100 Broken Sound Blvd., N.W.
Boca Raton, Florida 33487                                    Boca Raton, Florida 33487
Attention: Chairman, Compensation Committee                  Attention: General Counsel


or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date delivered if by personal delivery, or on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         19. WAIVERS. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such party to require performance of that provisions or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         20. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida;
(b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it or he may have to the laying of venue of any suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

         21. ENFORCEMENT COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the ultimately successful or prevailing party shall be entitled to recover reasonable attorneys' fees, costs and other expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action, arbitration or other proceeding, in addition to any other relief to which such party may be entitled.


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


         22. REMEDIES CUMULATIVE. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, whether by statute, rule or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         23. GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/S/ DONALD D. REDFEARN           RAILAMERICA, INC.
- -------------------------
Donald D. Redfearn
Secretary

                                 By:   /s/ CHARLES SWINBURN
                                      ----------------------------------------
                                       Charles Swinburn, Chairman Audit and
                                       Compensation Committee

                                       /s/ GARY O. MARINO
                                      ----------------------------------------
/s/ DOROTHY SINGER                    Gary O. Marino
- -------------------------
Witness

/s/ VIVIAN TRAPNELL
- -------------------------
Witness



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